                                                                      Exhibit 11


               COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                                 1998            1999
                                                               -------        --------
BASIC EARNINGS
     Income before the cumulative effect of a change
        in accounting principles ......................        $10,291        $ 11,516
     Cumulative effect of a change in
        in accounting principles ......................             --          (5,315)
                                                               -------        --------
           Net earnings ...............................        $10,291        $  6,201
                                                               =======        ========

     Shares:
        Weighted average number of common
           shares outstanding .........................         46,867          52,342
                                                               =======        ========

     Basic earnings per common share:
        Income before the cumulative effect of a change
           in accounting principles ...................        $  0.22        $   0.22
        Cumulative effect of a change in
           accounting principles ......................             --           (0.10)
                                                               -------        --------
              Net earnings ............................        $  0.22        $   0.12
                                                               =======        ========

DILUTED EARNINGS
     Income before the cumulative effect of a change
        in accounting principles ......................        $10,291        $ 11,516
     Assumed conversion of convertible debt ...........            996              --
                                                               -------        --------

     Income before the cumulative effect of a change
        in accounting principles, as adjusted .........         11,287          11,516
     Cumulative effect of a change in
        accounting principles .........................             --          (5,315)
                                                               -------        --------
           Net earnings as adjusted ...................        $11,287        $  6,201
                                                               =======        ========

     Shares:
        Weighted average number of common
           shares outstanding .........................         46,867          52,342
        Options and warrants issued ...................          1,362           1,217
        Assumed conversion of convertible debt ........          7,188              --
                                                               -------        --------
        Weighted average number of common
           shares outstanding as adjusted .............         55,417          53,559
                                                               =======        ========

     Diluted earnings per common share:
        Income before the cumulative effect of a change
           in accounting principles ...................        $  0.20        $   0.22
        Cumulative effect of a change in
           accounting principles ......................             --           (0.10)
                                                               -------        --------
              Net earnings ............................        $  0.20        $   0.12
                                                               =======        ========
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